UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In connection with the issuance of the press release discussed under Item 8.01 of this Report on Form 8-K, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), posted a table on the company’s Web site with information as of December 31, 2009 on applicable single-family mortgage loans that are 120 days or more delinquent and related mortgage Participation Certificate (PC) securities (including PCs owned by the company’s mortgage-related investments portfolio).

A copy of the table is furnished as Exhibit 99.1 to this Report on Form 8-K, and is incorporated herein by reference.

The information in this item, including Exhibit 99.1 submitted herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed to be incorporated by reference into any disclosure document relating to Freddie Mac, except to the extent, if any, expressly set forth by specific reference in such document.

Item 8.01.  Other Events.

On February 10, 2010, Freddie Mac issued a press release announcing that it will purchase substantially all 120 days or more delinquent mortgages from the company’s related fixed-rate and adjustable-rate (ARM) PCs. As indicated in the release, Freddie Mac’s purchases of these loans from related PCs should be reflected in the PC factor report published after the close of business on March 4, 2010, and the corresponding principal payments would be passed through to fixed-rate and ARM PC holders on March 15 and April 15, 2010, respectively.

A copy of the press release is filed as Exhibit 99.2 to this Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Table — Delinquency Rates — Loans in PC Pools, by Loan Origination Year

99.2	Press release, dated February 10, 2010, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye Senior Vice President — Principal Deputy General Counsel, Corporate Affairs

Date:  February 10, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Table — Delinquency Rates — Loans in PC Pools, by Loan Origination Year

99.2	Press release, dated February 10, 2010, issued by Freddie Mac